UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DRONE GUARDER, INC.

(Exact name of registrant as specified in its charter)

Nevada	7363	39-2079422
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

86-90 Paul Street London, England EC2A 4NE 415-835-9463		Spring Valley Solutions, LLC 4955 S. Durango Rd. Ste. 165. Las Vegas, NV 89113 (702) 982-5686
(Address, including zip code, and telephone number, including area code, of principal executive offices)		(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☑
		Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☑

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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(4)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	42,500,000 (2)	$0.06	$2,550,000	$317.47
Common Stock, par value $0.001 per share	42,500,000(3)	$0.06	$2,550,000	$317.47
Total	85,000,000	$0.06	$5,100,000	$634.94

(1)	Represents shares of our common stock being registered for resale that have been issued or will be issued to the sole selling stockholder named in this registration statement. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of our Common Stock as may be issuable with respect to the shares being registered hereunder to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2)	Represents shares of common stock issuable upon conversion of 8% Convertible Promissory Notes by the selling stockholder named in this registration statement.
(3)	Represents shares of common stock issuable upon conversion of 12% Convertible Promissory Notes by the selling stockholder named in this registration statement.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based upon the closing price per share of our Common Stock as reported on the OTCQB, on March 20, 2018.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

With copies to:

Scott Doney, Esq.

The Doney Law Firm

4955 S. Durango Rd. Ste 165

Las Vegas, NV 89113

Telephone: (702) 982-5686

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The information in this prospectus is not complete and may be changed. This prospectus is included in a registration statement that we filed with the Securities and Exchange Commission. The Selling Shareholders cannot sell these securities under this registration statement until this registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated March __, 2018

PROSPECTUS

DRONE GUARDER, INC.

85,000,000 Shares of Common Stock

This prospectus relates to the registration and resale of up to 85,000,000 shares of our common stock, par value $0.001 per share, by the selling stockholders EMA Financial, LLC and Auctus Fund, LLC (the “Selling Stockholders”). The shares of common stock offered under this prospectus by the Selling Stockholders are issuable, or may in the future become issuable, in connection with the conversion of convertible promissory notes sold to the Selling Stockholders pursuant to securities purchase agreements between the Selling Stockholders and us (the “Note Financings”).

We will pay all expenses of registering the shares of common stock. We will not receive any proceeds from the sale of the common stock by the Selling Stockholders.

Our common stock is currently listed on the OTC Markets OTCQB under the symbol “DRNG.” On March 14, 2018, the last reported sale price of our common stock as reported on the OTCQB was $0.06 per share.

The Selling Stockholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell its respective shares of common stock in the section of this prospectus entitled “Plan of Distribution.”

The Selling Stockholder is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the resale of the common stock offered pursuant to this prospectus.

This investment involves a high degree of risk. You should purchase shares of common stock only if you can afford a complete loss. See “Risk Factors” beginning on page 9 to read about factors you should consider before investing in shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus March __, 2018

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Neither we nor the Selling Stockholders have authorized any person to give you any supplemental information or to make any representations for us. You should not rely upon any information about our company that is not contained in this prospectus. Information contained in this prospectus may become stale. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus, any prospectus supplement or of any sale of the shares. Our business, financial condition, results of operations and prospects may have changed since those dates. The Selling Stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC. Under this registration process, the Selling Stockholders may, from time to time, offer and sell up to 85,000,000 shares of our common stock, as described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the securities the selling shareholders may offer. You should read this prospectus carefully before making an investment decision.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with additional or different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares of our common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances or any jurisdiction in which such offer or solicitation is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus regardless of the time of delivery of this prospectus or any sale of our common stock. The rules of the SEC may require us to update this prospectus in the future.

As used in this prospectus, unless the context requires otherwise, the terms “we”, “us”, “our”, or “the Company” refer to Drone Guarder, Inc. and its subsidiaries on a consolidated basis. References to “Selling Stockholders” refers to EMA Financial, LLC and its successors, assignees and permitted transferees.

ABOUT FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under “Risk Factors”. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future developments.

Our businesses and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors set forth in the section entitled “Risk Factors” beginning on page 9 of this prospectus.

All written or oral forward-looking statements attributable to us or any person acting on our behalf made after the date of this prospectus are expressly qualified in their entirety by the risk factors and cautionary statements contained in and incorporated by reference into this prospectus. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

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SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and in the documents incorporated by reference in this prospectus and does not contain all the information you will need in making your investment decision. You should read carefully this entire prospectus and the documents incorporated by reference in this prospectus before making an investment decision, especially the information presented under the heading “Risk Factors.”

Business Summary

We are an early stage security and surveillance company focusing on commercializing a drone enhanced home security system as a turnkey solution. The solution is app-based and includes a drone, infrared camera, and Android mobile app component: once an alarm has been triggered, the DroneGuarder™ will immediately take off from a wireless charging pad. The camera within the drone will record video for a few seconds, process it and then send an alert if a threat is found, which the DroneGuarder™ app sends in the form of a text, image or short recorded video if supported by the GSM network. The DroneGuarder™ can fly for up to 20 minutes, using GPS to navigate in its preprogrammed areas and return back to its charging pad after completing surveillance.

Once an alarm has been triggered the drone will instantly leave its charging pad and fly to the destination where the alarm was activated, or any other predefined destination programmed for the specific alarm. The infrared (IR) camera will recognize any human movement night or day, and stream it directly to the smartphone that is connected to the drone when the app is open and the user is on that screen, recording all activity. On this drone and all drones from DJI, simultaneous action is not possible. The video must end before the phone can do other things. This is because if the video goes into the background, the video will stop and the drone will immediately return. All homes or businesses are great candidates for the drone alarm system as it is compatible with standard surveillance cameras and movement detectors. Each sensors GPS position has been registered in the drone with a smartphone, so it knows exactly where to go.

The solution is expected to come as a packaged solution that can be tailored to fit the requirements of an individual security installation company and will be sold to U.S. based companies that provide security solutions for private homes, gated communities and construction sites. The solution is designed to be flexible enough to integrate into all existing security solutions that a gated community or private home might already have, as well incorporate add-ons with extra features if needed. The targeted markets include the USA, Canada, Europe, South Africa and the Asia-Pacific region.

Our primary revenue model is expected to consist of selling home security systems directly to the clients (e.g. homes, business, or security resellers). We plan to focus on selling to resellers, as it enables the Company to reach the widest customer base for the lowest cost. Our secondary business model is expected to be leasing home security systems for a monthly flat fee and pre-selling discounted first-versions of the product. We plan to develop our own software and acquire the hardware needed from a third party in an attempt to lower expenses.

We have recently decided to pursue an agreement with a Chinese company to develop our drone hardware. We expect this agreement to be completed in the coming weeks. This will delay our final prototype, but we have completed the AI portion of the system. In addition, our new App is expected to be launched in June 2018.

The App is a key component of our security solution with our proprietary functionality built into the App controlled by a customer’s iPhone or iPad. The performance includes “Patrol” where a customer clicks the Patrol button on the App and the drone autonomously patrols the entire grid of the customer’s property using pre-designated GEO Fencing GPS weigh points that stream a real-time video feed back to the phone or tablet via the App.

Our new App will have a function called “Go Home” where at any time a customer can call the drone back to its home wireless charging base, normally located on the roof of the home or business. Additionally, we have a live weather function on the App and other abilities that are all part of the Drone Guarder App platform.

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Note Financings

EMA Financial, LLC

On January 17, 2018 we entered into a Securities Purchase Agreement (“ EMA SPA”) with EMA Financial, LLC, a Delaware limited liability company, pursuant to which we issued and sold to EMA a convertible promissory note, dated January 17, 2018 in the principal amount of $165,000 (the “EMA Note”). In connection with the foregoing, we also entered into a registration rights agreement with EMA dated January 17, 2018 (the “EMA Registration Rights Agreement”).

The EMA Note, which is due on January 17, 2019, bears interest at the rate of 12% per annum. All principal and accrued interest on the Note is convertible into shares of our common stock at the election of EMA at any time at a conversion price equal to the lesser of (i) the trading price for our common stock on the trading day prior to the closing date of the EMA Note, or (ii) a 50% discount to the lowest trading or lowest closing bid price for our common stock during the 25 trading day period immediately prior to conversion, whichever is lower.

We have the right to prepay the EMA Note within 90 days of the closing date at a premium of 135% of all amounts owed to EMA and at a premium of 150% if prepaid more than 90 but less than 180 days following the closing date. We have no right to prepay the Note more than 180 days after the closing date.

The EMA Note contains customary default events which, if triggered and not timely cured, will result in default interest and penalties. The EMA Note also contains a right of first refusal provision with respect to future financings by us. Pursuant to the EMA Registration Rights Agreement, we are required to register the shares into which the EMA Note is converted. We must file the registration statement within 10 days of the closing date and have it declared effective within 90 days of the closing date.

If the EMA Note is converted prior to us paying off such notes under the prepayment provisions, it would lead to substantial dilution to our shareholders as a result of the conversion discounted for the EMA Note. There can be no assurance that there will be any funds available to pay of the EMA Note, or if available, on terms that will be acceptable to us or our shareholders. If we fails to obtain such additional financing on a timely basis, EMA may convert the EMA Note and sell the underlying shares, which may result in significant dilution to shareholders due to the conversion discount, as well as a significant decrease in our stock price.

Auctus Fund, LLC

On January 22, 2018, we entered into a Securities Purchase Agreement (the “Auctus SPA”), under which we agreed to sell a 12% convertible promissory note in an aggregate principal amount of $165,000.00 (the “Auctus Note”) to Auctus Fund, LLC (“Auctus”). The Auctus Note will bear interest at a rate of 12% per annum and will mature on October 22, 2018. The net proceeds of the sale of the Auctus Note, after deducting the expenses payable by us, were $149,000.00. In connection with the foregoing, we also entered into a registration rights agreement with Auctus dated January 22, 2018 (the “Auctus Registration Rights Agreement”).

At any time after the issue date of the Auctus Note, Auctus has the option to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the Auctus Note into shares of our common stock at the Conversion Price. The “Conversion Price” will be the lesser of (i) the lowest trading price of our common stock during the twenty-five-day trading period prior to the issue date of the Auctus Note and (ii) 50% of the lowest trading price or closing bid price of our common stock during the twenty-five-day trading period prior to the conversion. The Conversion Price is subject to further reduction upon certain events specified in the Auctus Note.

We have the right to prepay the Auctus Note at any time until the 180th calendar day after the issue date of the Auctus Note, in an amount equal to 150% (or 135% if we prepay the Auctus Note on or before the date that is 90 days after the issue date of the Auctus Note) of the outstanding balance of the Auctus Note (including principal and accrued and unpaid interest). We may not prepay the Auctus Note after the 180th calendar day after the issue date of the Auctus Note. We will be subject to a liquidated damages charge of 25% of the outstanding principal amount of the Auctus Note if we effect certain exchange transactions in accordance with, based upon or related or pursuant to Section 3(a)(10) of the Securities Act.

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The Auctus Note contains customary default events which, if triggered and not timely cured, will result in default interest and penalties. The Auctus Note also contains a right of first refusal provision with respect to future financings by us. Pursuant to the Auctus Registration Rights Agreement, we are required to register the shares into which the Auctus Note is convertible into. We must file the registration statement within 10 days of the closing date and have it declared effective within 90 days of the closing date.

If the Auctus Note is converted prior to us paying off such notes under the prepayment provisions, it would lead to substantial dilution to our shareholders as a result of the conversion discounted for the Auctus Note. There can be no assurance that there will be any funds available to pay of the Auctus Note, or if available, on terms that will be acceptable to us or our shareholders. If we fails to obtain such additional financing on a timely basis, Auctus may convert the Auctus Note and sell the underlying shares, which may result in significant dilution to shareholders due to the conversion discount, as well as a significant decrease in our stock price.

The Offering

Common Stock Offered by the Selling Shareholders	Up to 85,000,000 shares of common stock.

Selling Stockholders	EMA Financial, LLC and Auctus Fund, LLC See “Selling Stockholders.”

Common stock outstanding	132,900,000 common shares as of March 13, 2018.

Use of proceeds	We will not receive any proceeds from the sale or other disposition of the shares of common stock covered by this prospectus. See “Use of Proceeds”

OTCQB Symbol	Our Common Stock is quoted on the OTCQB under the ticker symbol “DRNG”.

Risk Factors	You should consider the matters set forth under “Risk Factors” beginning on page 9, as well as other cautionary statements throughout or incorporated by reference in this prospectus, before deciding to invest in shares of our common stock.

Summary Financial Information

Balance Sheet Data	January 31, 2017	January 31, 2016	October 31, 2017
Cash	$2,726	$5,976	$117,787
Total Assets	$2,944	$6,402	$146,999
Liabilities	$105,763	$61,314	$329,284
Total Stockholders’ Deficit	$(102,819)	$(54,912)	$(182,285)

Statement of Operations	Year Ended January 31, 2017	Year Ended January 31, 2016	Three Months Ended October 31, 2017	Nine Months Ended October 31, 2017
Revenue	$—	$—	$—	$—
Income (Loss) for the Period	$(47,907)	$(92,535)	$11,634	$(79,466)

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RISK FACTORS

Readers and prospective investors in our common stock should carefully consider the following risk factors as well as the other information contained or incorporated by reference in this prospectus.

If any of the following risks actually occurs, our financial condition, results of operations and liquidity could be materially adversely affected. If this were to happen, the value of our common stock could decline, and if you invest in our common stock, you could lose all or part of your investment.

The discussion below highlights some important risks we have identified related to our business and operations and an investment in shares of our common stock, but these should not be assumed to be the only factors that could affect our future performance and condition, financial and otherwise. We do not have a policy of updating or revising forward-looking statements except as otherwise required by law, and silence by management over time should not be construed to mean that actual events are occurring as estimated in such forward-looking statements.

Risks Relating to Our Financial Position, Our Need for Additional Capital and Our Business

We have not generated any significant third party external revenue to date, and we anticipate that we will incur losses for the foreseeable future.

We may not generate the cash that is necessary to finance our operations in the foreseeable future. We have not generated any significant third party external revenues to date. We expect to continue to incur substantial losses for the foreseeable future as we complete development of our product prototype and website.

We will require additional capital to fund our operations, and if we are unable to obtain such capital, we will be unable to successfully develop and commercialize our drone enhanced home security system.

We anticipate that we will require additional capital in the future in order to continue the research and development of our drone security system. Our future capital requirements will depend on many factors that are currently unknown to us, including, without limitation: the timing of progress, results and costs of our product development; the costs of product manufacturing and of establishing commercial manufacturing arrangements; the costs of preparing, filing, and prosecuting patent applications and maintaining, enforcing, and defending intellectual property-related claims; our ability to establish research collaborations, strategic collaborations, licensing or other arrangements; the costs to satisfy our obligations under potential future collaborations; and the timing, receipt, and amount of revenues or royalties, if any, from any approved products.

We have based our expectations relating to liquidity and capital resources on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we currently expect. Because of the numerous risks and uncertainties associated with the development and commercialization of our products, we are unable to estimate the amounts of increased capital outlays and operating expenses associated with completing the development of our current products.

In order to develop and obtain regulatory approval for our products we will need to raise substantial additional funds. We expect to raise any such additional funds through public or private equity or debt financings, collaborative agreements with corporate partners or other arrangements. Additional funds may not be available when we need them on terms that are acceptable to us, or at all. General market conditions may make it very difficult for us to seek financing from the capital markets. If we raise additional funds by issuing equity securities, substantial dilution to existing shareholders would result. If we raise additional funds by incurring debt financing, the terms of the debt may involve significant cash payment obligations as well as covenants and specific financial ratios that may restrict our ability to operate our business. We may be required to relinquish rights to our technologies or drones or grant licenses on terms that are not favorable to us in order to raise additional funds through strategic alliances, joint ventures or licensing arrangements.

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If adequate funds are not available on a timely basis, we may be required to: terminate or delay testing or other development for our products; delay arrangements for activities that may be necessary to commercialize our products; or cease operations.

In addition, if we do not meet our payment obligations to third parties as they come due, we may be subject to litigation claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and distract management, and may have unfavourable results that could further adversely impact our financial condition.

Risks Related to the Development and Regulatory Approval of Products

Our success largely depends on the success of our drone prototype development, which is at an early stage.

The success of our business depends substantially upon our ability to develop, obtain regulatory approval for and commercialize our drones successfully. Our research and development programs are prone to the significant and likely risks of failure inherent in product development. We intend to continue to invest most of our time and financial resources in our research and development programs.

Before obtaining regulatory approvals for the commercial sale of any drone product for a target indication, we must demonstrate with substantial evidence gathered in well-controlled product trials, and, with respect to approval in the United States, to the satisfaction of the Federal Aviation Administration, or FAA, or, with respect to approval in other countries, similar regulatory authorities in those countries, that the product is safe and effective for use for that target indication. Satisfaction of these and other regulatory requirements is costly, time consuming, uncertain, and subject to unanticipated delays. Despite our efforts, our products may not: offer improvement over existing, comparable products; be proven safe and effective in product trials; or meet applicable regulatory standards.

Furthermore, we have not marketed, distributed or sold any products. Our success will, in addition to the factors discussed above, depend on the successful commercialization of our products, which may require: obtaining and maintain commercial manufacturing arrangements with third-party manufacturers; or collaborating with security companies or contract sales organizations to market and sell any approved product.

Many of these factors are beyond our control. We do not expect any of our products to be commercially available for several months. Accordingly, we do not anticipate generating revenues from the sale of products in the near- or medium-term.

If trials of our products are prolonged, delayed, suspended or terminated, we may be unable to commercialize our products on a timely basis, which would require us to incur additional costs and delay our receipt of any revenue from potential product sales.

We cannot predict whether we will encounter problems with our product trials or any future trials that will cause us or any regulatory authority to delay or suspend those trials or delay the analysis of data derived from them. A number of events, including any of the following, could delay the completion of our planned product trials and negatively impact our ability to obtain regulatory approval for, and to market and sell, a particular product: conditions imposed us on us by the Federal Aviation Authority (FAA) or any foreign regulatory authority regarding the scope or design of our product trials; delays in obtaining, or our inability to obtain, required approvals from institutional review boards, or IRBs, or other reviewing entities at clinical sites selected for participation in our clinical trials; insufficient supply or deficient quality of our products or other materials necessary to conduct our trials; failure of our third-party contractors to meet their contractual obligations to us in a timely manner.

The regulatory approval processes of the FAA and comparable foreign authorities are lengthy, time consuming and inherently unpredictable, and if we are ultimately unable to obtain regulatory approval for our products, our business will be substantially harmed.

The time required to obtain approval by the FAA and comparable foreign authorities is inherently unpredictable and depends upon numerous factors, including the substantial discretion of the regulatory authorities. In addition, approval policies, regulations, or the type and amount of research data necessary to gain approval may change during the course of a product’s development and may vary among jurisdictions. We have not obtained regulatory approval for any products and it is possible that none of our existing products or any products we may seek to develop in the future will ever obtain regulatory approval.

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Our products could fail to receive regulatory approval for many reasons, including the following: the FAA or comparable foreign regulatory authorities may disagree with the design or implementation of our product trials; we may be unable to demonstrate to the satisfaction of the FAA or comparable foreign regulatory authorities that a product is safe and effective for its proposed indication; we may be unable to demonstrate that a product’s security and other benefits outweigh its safety risks; the FAA or comparable foreign regulatory authorities may disagree with our interpretation of data from studies or trials; the FAA or comparable foreign regulatory authorities may fail to approve the manufacturing processes or facilities of third-party manufacturers with which we contract for commercial supplies; or the approval policies or regulations of the FAA or comparable foreign regulatory authorities may significantly change in a manner rendering our research data insufficient for approval.

Even if our products receive regulatory approval in the United States, we may never receive approval or commercialize our products outside of the United States.

In order to market any products outside of the United States, we must establish and comply with numerous and varying regulatory requirements of other countries regarding safety and efficacy. Approval procedures vary among countries and can involve additional product testing and additional administrative review periods. The time required to obtain approval in other countries might differ from that required to obtain FAA approval. The regulatory approval process in other countries may include all of the risks detailed above regarding FAA approval in the United States as well as other risks. Regulatory approval in one country does not ensure regulatory approval in another, but a failure or delay in obtaining regulatory approval in one country may have a negative effect on the regulatory process in others. Failure to obtain regulatory approval in other countries or any delay or setback in obtaining such approval would impair our ability to develop foreign markets for our products.

Both before and after marketing approval, our drones are subject to ongoing regulatory requirements and continued regulatory review, and if we fail to comply with these continuing requirements, we could be subject to a variety of sanctions and the sale of any approved products could be suspended.

Any regulatory approvals that we receive for our drones may also be subject to limitations on the approved indicated uses for which the product may be marketed or to the conditions of approval, or contain requirements for potentially costly post-marketing testing, including product trials, and surveillance to monitor the safety and efficacy of the product. Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with our third-party manufacturers or manufacturing processes, or failure to comply with the regulatory requirements of the FAA and other applicable U.S. and foreign regulatory authorities could subject us to administrative or judicially imposed sanctions, including: restrictions on the marketing of our products or their manufacturing processes; warning letters; civil or criminal penalties; fines; injunctions; product seizures or detentions; import or export bans; voluntary or mandatory product recalls and related publicity requirements; suspension or withdrawal of regulatory approvals; total or partial suspension of production; and refusal to approve pending applications for marketing approval of new products or supplements to approved applications.

The FAA’s policies may change and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of our drones. If we are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we are not able to maintain regulatory compliance, we may lose any marketing approval that we may have obtained, which would adversely affect our business, prospects and ability to achieve or sustain profitability.

Risks Related to the Commercialization of Our Drones

Even if any of our drones receive regulatory approval, if such approved product does not achieve broad market acceptance, the revenues that we generate from sales of the product will be limited.

Even if any product we may develop or acquire in the future obtain regulatory approval, they may not gain broad market acceptance among security and surveillance companies and users. Consequently, even if we discover, develop and commercialize a product, the product may fail to achieve broad market acceptance and we may not be able to generate significant revenue from the product.

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If we are unable to establish sales and marketing capabilities or enter into agreements with third parties to market and sell an approved product, we may be unable to generate product revenue.

We do not currently have an organization for the sales, marketing and distribution of our products. In order to market any products that may be approved by the FAA, we must build our sales, marketing, managerial and other non-technical capabilities or make arrangements with third parties to perform these services. If we are unable to establish adequate sales, marketing and distribution capabilities, whether independently or with third parties, we may not be able to generate product revenue and may not become profitable.

The markets for our products are subject to intense competition. If we are unable to compete effectively, our products may be rendered noncompetitive or obsolete.

We will face competition with respect to all products we may develop or commercialize in the future from security and surveillance companies worldwide. The key factors affecting the success of any approved product will be its indication, label, efficacy, safety profile, method of administration, pricing, and level of promotional activity relative to those of competing drones.

Furthermore, many large security and surveillance companies, academic institutions, governmental agencies and other public and private research organizations are pursuing the development of novel drones that target the same indications we are targeting with our research and development program. We face, and expect to continue to face, intense and increasing competition as new products enter the market and advanced technologies become available.

If a successful product liability claim or series of claims is brought against us for uninsured liabilities or in excess of insured liabilities, we could incur substantial liability.

The use of our products in product trials and the sale of any products for which we obtain marketing approval will expose us to the risk of product liability claims. Product liability claims might be brought against us by consumers, security and surveillance providers or others selling or otherwise coming into contact with our products. If we cannot successfully defend ourselves against product liability claims, we could incur substantial liabilities. In addition, regardless of merit or eventual outcome, product liability claims may result in: decreased demand for any approved products; impairment of our business reputation; costs of related litigation; distraction of management’s attention; substantial monetary awards to patients or other claimants; loss of revenues; and the inability to successfully commercialize any approved products.

If our customers’ security systems are breached by cyber hackers, we could lose consumer trust and incur substantial liability.

Our drone enhanced security systems may be vulnerable to security breaches from cyber hackers, which may expose us to risk of liability claims as well as result in: decreased demand for our products; impairment of our business reputation; costs of related litigation; distraction of management’s attention; substantial monetary awards to patients or other claimants; loss of revenues; and the inability to successfully commercialize any approved products.

Our customers must obtain approval from local U.S. police in order to fly our drones; failure to do so could damage the reputation of the Company.

In order to fly drones over a certain area in the U.S., consumers must contact their local police department and obtain approval to do so. If the user fails to do this and is consequently reprimanded, it may damage the Company’s reputation and a decline in demand for our products; loss of revenues; distraction of management’s attention; and the inability to successfully commercialize our products.

Risks Related to Our Dependence on Third Parties

We have no manufacturing capacity and depend on a third-party manufacturer to produce our products.

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We do not currently operate manufacturing facilities for production of any of our drones. We have no experience in drone manufacturing, and we lack the resources and the capabilities to manufacture any of our drones on a commercial scale. As a result, we rely on a single third-party manufacturer to supply, store, and distribute supply of our products, and plan to continue to do so for the foreseeable future.

Our drones require precise, high quality manufacturing. Failure by our contract manufacturer to achieve and maintain high manufacturing standards could result in patient injury or death, product recalls or withdrawals, delays or failures in testing or delivery, cost overruns, or other problems that could seriously hurt our business. Contract manufacturers may encounter difficulties involving production yields, quality control, and quality assurance. These manufacturers are subject to ongoing periodic and unannounced inspections by the FAA and corresponding state and foreign agencies to ensure strict compliance with all applicable government regulations and corresponding foreign standards; however, we do not have control over third-party manufacturers’ compliance with these regulations and standards.

We anticipate continued reliance on third-party manufacturers if we are successful in obtaining marketing approval from the FAA and other regulatory agencies for any of our products, and our commercialization of any of our products may be halted, delayed or made less profitable if those third parties fail to obtain such approvals, fail to provide us with sufficient quantities of product or fail to do so at acceptable quality levels or prices.

If the FAA or other regulatory agencies approve any of our products for commercial sale, we expect that we would continue to rely, at least initially, on third-party manufacturers to produce commercial quantities of approved products. These manufacturers may not be able to successfully increase the manufacturing capacity for any approved products in a timely or economic manner, or at all. Significant scale-up of manufacturing may require additional validation studies, which the FAA must review and approve.

We depend on third-party suppliers for key raw materials used in our manufacturing processes, and the loss of these third-party suppliers or their inability to supply us with adequate raw materials could harm our business.

We rely on third-party suppliers for the raw materials required for the production of our drones. Our dependence on these third-party suppliers and the challenges we may face in obtaining adequate supplies of raw materials involve several risks, including limited control over pricing, availability, quality and delivery schedules. We cannot be certain that our suppliers will continue to provide us with the quantities of these raw materials that we require or satisfy our anticipated specifications and quality requirements. Any supply interruption in limited or sole sourced raw materials could materially harm our ability to manufacture our products until a new source of supply, if any, could be identified and qualified. Although we believe there are currently several other suppliers of these raw materials, we may be unable to find a sufficient alternative supply channel in a reasonable time or on commercially reasonable terms.

Risks Related to Our Intellectual Property

If we are unable to adequately protect or enforce the intellectual property relating to our products, our ability to successfully commercialize our products will be harmed.

Our success depends in part on our ability to protect our products from unauthorized or infringing use by third parties both in the United States and in other countries. Due to evolving legal standards relating to the patentability, validity and enforceability of patents, rights under any issued patents on existing technological features of our drones may not provide us with sufficient protection for our products or provide sufficient protection to afford us a commercial advantage against competitive products or processes.

In the event that a third party has also filed a U.S. patent application relating to our products or a similar invention, we may have to participate in interference or derivation proceedings declared by the USPTO to determine priority of invention in the United States. The costs of these proceedings could be substantial and it is possible that our efforts would be unsuccessful, resulting in a loss of our U.S. patent position. Furthermore, we may not have identified all U.S. and foreign patents or published applications that affect our business either by blocking our ability to commercialize our drones or by covering similar technologies.

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We may be subject to a third-party pre-issuance submission of prior art to the U.S. Patent and Trademark Office, or become involved in opposition, derivation, reexamination, inter partes review, post-grant review, or other patent office proceedings or litigation, in the United States or elsewhere, challenging our patent rights or the patent rights of others. An adverse determination in any such submission, proceeding or litigation could reduce the scope of, or invalidate, our patent rights, allow third parties to commercialize our technology or products and compete directly with us, without payment to us, or result in our inability to manufacture or commercialize products without infringing third party patent rights.

We may not be able to protect our intellectual property rights throughout the world.

The laws of some foreign jurisdictions do not protect intellectual property rights to the same extent as in the United States and many companies have encountered significant difficulties in protecting and defending such rights in foreign jurisdictions. If we encounter such difficulties in protecting or are otherwise precluded from effectively protecting our intellectual property rights in foreign jurisdictions, our business prospects could be substantially harmed.

Litigation regarding patents, patent applications and other proprietary rights may be expensive and time consuming. If we are involved in such litigation, it could cause delays in bringing products to market and harm our ability to operate.

Our success will depend in part on our ability to operate without infringing the proprietary rights of third parties. Other parties may hold or obtain patents in the future and allege that the use of our technologies infringes these patent claims or that we are employing their proprietary technology without authorization.

In addition, third parties may challenge or infringe upon our existing or future patents. Proceedings involving our patents or patent applications or those of others could result in adverse decisions regarding: the patentability of our inventions relating to our products; and/or the enforceability, validity or scope of protection offered by patents relating to our products.

Even if we are successful in these proceedings, we may incur substantial costs and divert management time and attention in pursuing these proceedings, which could have a material adverse effect on us. If we are unable to avoid infringing the patent rights of others, we may be required to seek a license, defend an infringement action or challenge the validity of the patents in court. Patent litigation is costly and time consuming. We may not have sufficient resources to bring these actions to a successful conclusion. In addition, if we do not obtain a license, develop or obtain non-infringing technology, fail to defend an infringement action successfully or have infringed patents declared invalid, we may: incur substantial monetary damages; encounter significant delays in bringing our products to market; and/or be precluded from participating in the manufacture, use or sale of our products.

If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.

Our registered or unregistered trademarks or trade names may be challenged, infringed, circumvented or declared generic or determined to be infringing on other marks. We may not be able to protect our rights to these trademarks and trade names, which we need to build name recognition by potential partners or customers in our markets of interest. Over the long term, if we are unable to establish name recognition based on our trademarks and trade names, then we may not be able to compete effectively and our business may be adversely affected.

We may be unable to adequately prevent disclosure of trade secrets and other proprietary information.

We rely on trade secrets to protect our proprietary technologies, especially where we do not believe patent protection is appropriate or obtainable; however, trade secrets are difficult to protect. We rely in part on confidentiality agreements with our employees, consultants, outside scientific collaborators, sponsored researchers, and other advisors to protect our trade secrets and other proprietary information. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover our trade secrets and proprietary information. Costly and time consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

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If we are unable to maintain effective internal controls, our business, financial position and results of operations could be adversely affected.

We are subject to the reporting and other obligations under the Securities Exchange Act of 1934, as amended, or the Exchange Act, including the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which require annual management assessments of the effectiveness of our internal control over financial reporting. However, our auditors will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until we are no longer an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, if we continue to take advantage of the exemptions available to us through the JOBS Act.

The rules governing the standards that must be met for management to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation to meet the detailed standards under the rules. During the course of its testing, our management may identify material weaknesses or deficiencies which may not be remedied in time to meet the deadline imposed by the Sarbanes-Oxley Act of 2002. These reporting and other obligations place significant demands on our management and administrative and operational resources, including accounting resources.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of Financial Statements for external purposes in accordance with accounting principles generally accepted in the United States. Any failure to maintain effective internal controls could have an adverse effect on our business, financial position and results of operations.

For as long as we are an emerging growth company, we will be exempt from certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

We are classified as an emerging growth company, which is defined as a company with annual gross revenues of less than $1 billion, that has been a public reporting company for a period of less than five years, and that does not have a public float of $700 million or more in securities held by non-affiliated holders. For as long as we are an emerging growth company, unlike other public companies, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” These include, but are not limited to, (i) reduced obligations with respect to the disclosure of selected financial data in registration statements filed with the SEC, (ii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, (iii) an exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, and (iv) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and the requirement to obtain shareholder approval of any golden parachute payments not previously approved.

As noted above, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards that have different effective dates for public and private companies until such time as those standards apply to private companies. We intend to take advantage of such extended transition period. Since we would then not be required to comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies, our financial statements may not be comparable to the financial statements of companies that comply with public company effective dates. If we were to elect to comply with these public company effective dates, such election would be irrevocable pursuant to Section 107 of the JOBS Act.

Risks Relating to Our Securities

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Our common stock is quoted under the symbol “DRNG” on the OTCQB operated by OTC Markets Group, Inc., an electronic inter-dealer quotation medium for equity securities. We do not currently have an active trading market. There can be no assurance that an active and liquid trading market will develop or, if developed, that it will be sustained.

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Our securities are very thinly traded. Accordingly, it may be difficult to sell shares of our common stock without significantly depressing the value of the stock. Unless we are successful in developing continued investor interest in our stock, sales of our stock could continue to result in major fluctuations in the price of the stock.

Because we are subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any listed, trading equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules which may increase the difficulty Purchasers may experience in attempting to liquidate such securities.

We do not expect to pay dividends in the foreseeable future. Any return on investment may be limited to the value of our common stock.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will occur only if our stock price appreciates.

Provisions in the Nevada Revised Statutes and our Bylaws could make it very difficult for an investor to bring any legal actions against our directors or officers for violations of their fiduciary duties or could require us to pay any amounts incurred by our directors or officers in any such actions.

Members of our board of directors and our officers will have no liability for breaches of their fiduciary duty of care as a director or officer, except in limited circumstances, pursuant to provisions in the Nevada Revised Statutes and our Bylaws as authorized by the Nevada Revised Statutes. Specifically, Section 78.138 of the Nevada Revised Statutes provides that a director or officer is not individually liable to the company or its shareholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (1) the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (2) his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law. This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. Accordingly, you may be unable to prevail in a legal action against our directors or officers even if they have breached their fiduciary duty of care. In addition, our Bylaws allow us to indemnify our directors and officers from and against any and all costs, charges and expenses resulting from their acting in such capacities with us. This means that if you were able to enforce an action against our directors or officers, in all likelihood, we would be required to pay any expenses they incurred in defending the lawsuit and any judgment or settlement they otherwise would be required to pay. Accordingly, our indemnification obligations could divert needed financial resources and may adversely affect our business, financial condition, results of operations and cash flows, and adversely affect prevailing market prices for our common stock.

Risks Related to the Note Financings

Common Shares that we issue upon conversion of promissory notes will dilute our existing stockholders and depress the market price of our common stock.

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As of the date of this prospectus, we are obligated to issue approximately 85,000,000 common shares upon conversion of the currently outstanding EMA Note and Auctus Note. For EMA, the share total is based on $165,000 of currently outstanding principal and unpaid interest and based upon a conversion price equal to the lesser of (i) the trading price for our common stock on the trading day prior to the closing date of the Note, or (ii) a 50% discount to the lowest trading or lowest closing bid price for our common stock during the 25 trading day period immediately prior to conversion, whichever is lower. For Auctus, the shares total is based on $165,000 of currently outstanding principal and unpaid interest and based upon a conversion price equal to the lesser of (i) the lowest trading price of our common stock during the twenty-five-day trading period prior to the issue date of the Auctus Note and (ii) 50% of the lowest trading price of our common stock during the twenty-five-day trading period prior to the conversion.

The total potential issuable shares increases with the inclusion of additional interest and any decrease in our stock price. As of the date of this prospectus, no shares have been issued pursuant to conversion of the notes and neither lender has elected to convert any part of the notes to date.

The issuance of shares upon conversion of the notes will dilute our existing shareholders. The number of common shares issuable by us upon conversion of the notes is dependent on the trading price of our common shares during the twenty days prior to conversion. If the price of our stock declines in value, we will be obligated to issue more shares to the note holders which would have a further dilutive effect on our stock which could depress the market price of our common stock.

We may be required to issue significant amount of common shares upon conversion of notes that could result in a change of control.

The conversion price of the notes is based upon the trading price of our common shares. There is no way to determine with certainty the number of common shares we will be required to issue should note holders convert their notes into our common shares. As the notes are converted our stock price will decline requiring us to issue an increased number of common shares. We are currently authorized to issue 250,000,000 common shares. We presently have 132,900,000 shares outstanding. We could be required to increase our authorized shares to provide sufficient authorized common stock for conversion of the notes.

The holders of the notes convertible into our common stock will pay less than the then- prevailing market price for our common stock.

The notes are convertible at the lesser of (i) the trading price for our common stock on the trading day prior to the closing date of the Note, or (ii) a 50% discount to the lowest trading or lowest closing bid price for our common stock during the 25 trading day period immediately prior to conversion, whichever is lower. As such, the note holders have a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If the noteholders sell shares, the price of our common stock will likely decrease. If our stock price decreases, the noteholders may have a further incentive to sell the shares of our common stock that they hold. These sales may put further downward pressure on our stock price and reduce the value of your common shares.

If our stock price materially declines, the convertible note holders will have the right to a large number of shares of common stock upon exchange of amounts due under the notes, which may result in significant dilution.

The notes have a conversion feature which is based upon 50% of our lowest trading price over a twenty trading day period. If our common stock price materially declines, we will be obligated to issue a large number of shares to the holders of these notes upon conversion. This will likely materially dilute existing shareholders. The potential for such dilutive issuances upon conversion of outstanding notes may depress the price of common stock regardless of our business performance, and could encourage short selling by market participants, especially if the trading price of our common stock begins to decrease.

USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds from the sale of shares of common stock under this prospectus. We will not receive any proceeds from these sales.

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The Selling Stockholders will pay any agent’s commissions and expenses it incurs for brokerage, accounting, tax or legal services or any other expenses it incurs in disposing of the shares of common stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus. These may include, without limitation, all registration and filing fees, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

DETERMINATION OF OFFERING PRICE

The Selling Shareholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices, or at privately negotiated prices.

SELLING STOCKHOLDER

The following table details the name of the sole Selling Stockholders, EMA Financial, LLC (“EMA”) and Auctus Fund, LLC (“Auctus”), the number of shares beneficially owned by such Selling Stockholders and the number of shares that may be offered by such Selling Stockholders for resale under this prospectus.

In accordance with Rule 13d-3 of the Exchange Act, “beneficial ownership” includes any shares of common stock as to which the Selling Stockholders has sole or shared voting power or investment power and any shares of common stock the Selling Stockholders have the right to acquire within sixty (60) days (including shares of common stock issuable pursuant to securities currently convertible or exercisable, or convertible or exercisable within sixty (60) days).

Each of EMA and Auctus may sell any number of shares of our common stock which are issuable upon conversion of amounts due under the EMA Note and Auctus Note, respectively. Because the Selling Stockholders may offer all, some or none of the shares they hold, and because, based upon information provided to us, there are currently no agreements, arrangements or understandings with respect to the resale of any of the shares, no definitive estimate as to the number of shares that will be held by the Selling Stockholders after the offering can be provided. Therefore, the following table has been prepared on the assumption that the entire 85,000,000 common shares being registered under this prospectus will be sold by the Selling Stockholders to parties unaffiliated with them. Because the conversion price of the notes is variable based on 50% of the lowest traded price of our common stock in the twenty five (25) trading days prior to the conversion date, the number of shares of common stock that will actually be issued upon conversion of the notes may be more or less than the number of shares of common stock being offered by this prospectus.

The following table is based on 132,900,000 shares outstanding as of the date of this registration statement.

	Shares of Common Stock
Name of Selling Shareholder	Beneficially Owned Prior to the Sale of all Shares covered by this Prospectus		Covered by this Prospectus	Beneficially Owned After the Sale of all Shares covered by this Prospectus(3)	As a Percent of Total Outstanding After the Sale of Shares covered by this Prospectus(4)(5)
EMA Financial, LLC(1)	42,500,000	(6)	42,500,000	0	0
Auctus Fund, LLC(2)	42,500,000	(6)	42,500,000	0	0

(1)	EMA Group, LLC (“EMA Group”) is the investment manager of EMA Financial, LLC (“EMA”), and Felicia Preston (“Preston”) is the managing member of EMA Group. Therefore each of EMA Group and Preston may be deemed to have voting and investment power over the securities. Each of EMA Group and Preston expressly disclaims any equitable or beneficial ownership of such securities.
(2)	Alfred Sollami and Louis Posner of Auctus Fund LLC, have voting and investment power over the shares owned by Auctus Fund LLC.
(3)	We have assumed that all shares registered for sale under this prospectus will be sold, but there is no obligation on the part of the Selling Stockholders to sell all of our shares offered by this prospectus as detailed below in the section entitled “Plan of Distribution.”
(4)	After the offering is complete, assuming all of the notes are converted into the 85,000,000 shares being registered we would have 217,900,000 common shares outstanding. The 85,000,000 shares being registered upon issuance will represent approximately 39% of our common shares.
(5)	Under the terms of the notes, conversions shall not be permitted if such conversion will result in either Selling Stockholder owning more than 4.99% of our common shares outstanding after giving effect to such conversion.
(6)	Assumes shares owned directly after conversion of the EMA Note and/or Auctus Note, as applicable, or reflects shares underlying unconverted portions of the EMA Note and/or Auctus Note, or both.

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To our knowledge, neither the Selling Stockholders nor their beneficial owners:

▪	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates; or
▪	are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock to permit the resale of these shares of Common Stock by the Selling Stockholders and any of its transferees, pledgees, assignees, donees, and successors-in-interest from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of Common Stock.

The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the OTCQB or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling securities:

▪	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

▪	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

▪	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

▪	an exchange distribution in accordance with the rules of the applicable exchange;

▪	privately negotiated transactions;

▪	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

▪	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

▪	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

▪	a combination of any such methods of sale; or

▪	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

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In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders have informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL PROCEEDINGS

We are not subject to any legal proceedings.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following information sets forth the names, ages, and positions of our current directors and executive officers.

Name	Age	Positions and Offices Held
Adam Taylor	53	Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director
Johanne Margot Elizabeth Ellis	56	Chief Operating Office

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

Adam Taylor

From 2003 to 2014, Taylor was Options Strategist and Sales Director and serviced clients in a hedge fund trading through MF Global with £20m under management. In 2014, he worked for Impregnable Security as its Sales and Marketing Director where he secured partnerships with some of the largest security companies in the UK. In 2016, he worked for LP Investment Management as a Sales and Marketing Director where he engaged in trading private client accounts through its trading desk at Central Markets. Taylor is an FSA Certified Trader and Broker authorized to trade on the IPE.

Aside from that provided above, Mr. Taylor does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Mr. Taylor is qualified to serve on our Board of Directors because of his sales, marketing and business development experience.

Johanne Margot Elizabeth Ellis

From 2013 to the present, Ms. Ellis has been working in a consultant capacity in Internet e-commerce. This involves researching trends and market fluctuations, building websites and creating an online presence for businesses and retailers influencing buyers with online content using social media platforms such as Instagram, Facebook and Twitter alongside giving advice and support as a consultant to clients in order to build brands. Ms. Ellis has a BA in English Literature.

Aside from that provided above, Ms. Ellis does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board, subject to their respective employment agreements.

Significant Employees

We have no significant employees other than our officers and directors.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

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Involvement in Certain Legal Proceedings

During the past 10 years, none of our current directors, nominees for directors or current executive officers has been involved in any legal proceeding identified in Item 401(f) of Regulation S-K, including:

1.	Any petition under the Federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;
2.	Any conviction in a criminal proceeding or being named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from, or otherwise limiting, the following activities: i. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; ii. Engaging in any type of business practice; or iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;
4.	Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any type of business regulated by the Commodity Futures Trading Commission, securities, investment, insurance or banking activities, or to be associated with persons engaged in any such activity;
5.	Being found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Being subject to, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: i. Any Federal or State securities or commodities law or regulation; or ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Being subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee

We do not have a separately-designated standing audit committee. The entire board of directors performs the functions of an audit committee, but no written charter governs the actions of the board of directors when performing the functions of that would generally be performed by an audit committee. The board of directors approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the board of directors reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

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For the fiscal year ending January 31, 2017, the board of directors:

  Reviewed and discussed the audited financial statements with management, and
  Reviewed and discussed the written disclosures and the letter from our independent auditors on the matters relating to the auditor's independence.

Based upon the board of directors’ review and discussion of the matters above, the board of directors authorized inclusion of the audited financial statements for the year ended January 31, 2017 to be included in this Prospectus filed with the Securities and Exchange Commission.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent beneficial shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To the best of our knowledge based solely on a review of Forms 3, 4, and 5 (and any amendments thereof) received by us, no persons have failed to file, on a timely basis, the identified reports required by Section 16(a) of the Exchange Act during fiscal year ended December 31, 2015, other than the Form 3 for Mr. Taylor, which has not yet been filed and a Form 3 for Mr. Ellis, which has not yet been filed.

Code of Ethics

As of the date of this Prospectus, we had not adopted a Code of Ethics. We are a small company with few individuals comprising our board and management, which does not warrant the adoption of a Code of Ethics.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 13, 2018, certain information as to shares of our voting stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding voting stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group.

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of voting stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated below, each entity or person listed below maintains an address of 86-90 Paul Street London, England EC2A 4NE.

The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days through the exercise of any stock option, warrant or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner.

	Common Stock
Name and Address of Beneficial Owner	Number of Shares Owned (1)	Percent of Class (2)
Adam Taylor	0	0%
Johanne Ellis	0	0%
All Directors and Executive Officers as a Group (1 person)	0	0%
5% Holders
Jose Del La Cruz 64 Rue Vieille Du Temple Paris, France 75004	10,000,000	8%
Gimwork Project LP(3) SL014174 78 Montgomery St. Suite 6 Scoltand Edinburg EH7 5JA	78,700,000	59%

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1)     Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of voting stock listed as owned by that person or entity.

(2)     Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. The percent of class is based on 132,900,000 voting shares as of March 13, 2018.

(3)      Gimwork Project LP is beneficially owned by Michael Heiberg and Rasmus Refer.

DESCRIPTION OF SECURITIES

The following descriptions are summaries of the material terms that are included in our amended and restated articles of incorporation (as amended) and our bylaws (as amended) as well as the specific agreements such descriptions relate to. This summary is qualified in its entirety by the specific terms and provisions contained in our restated articles of incorporation, bylaws and the specific agreements described herein, copies of which we have filed as exhibits to the registration statement of which this prospectus is a part, and by the provisions of applicable law.

Overview

Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.001 per share. Our Articles of Incorporation do not authorized us to issue and preferred stock. As of the date of this Prospectus, there were 132,900,000 shares of our common stock issued and outstanding.

Common Stock

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Registration Rights

In connection with the Note Financings, we entered into registration rights agreements with EMA and Auctus. The agreements required us to file a registration statement with the Securities and Exchange Commission in connection with shares underlying the EMA Note and Auctus Note. We are filing this registration statement to maintain the registered status of those shares underlying the EMA Note and Auctus Note.

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Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Options

We do not have any outstanding options or warrants to purchase shares of our common stock.

Certain Anti-Takeover Provisions

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Listing of Common Stock

Our common stock is currently traded on the OTCQB under the trading symbol “DRNG.”

Transfer Agent and Registrar

The transfer agent and registrar of our common stock is Island Stock Transfer.

INTERESTS OF NAMED EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Doney Law Firm, our independent legal counsel, has provided an opinion on the validity of our common stock.

KLJ & Associates, LLP has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. KLJ & Associates, LLP has presented their report with respect to our audited financial statements. The report of KLJ & Associates, LLP is included in reliance upon their authority as experts in accounting and auditing.

Our current auditor is L&L CPAs, PA.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the following provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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DESCRIPTION OF BUSINESS

Overview

We are an early stage security and surveillance company focusing on commercializing a drone enhanced home security system as a turnkey solution. The solution is app-based and includes a drone, infrared camera, and Android mobile app component: once an alarm has been triggered, the DroneGuarder™ will immediately take off from a wireless charging pad. The camera within the drone will record video for a few seconds, process it and then send an alert if a threat is found, which the DroneGuarder™ app sends in the form of a text, image or short recorded video if supported by the GSM network. The DroneGuarder™ can fly for up to 20 minutes, using GPS to navigate in its preprogrammed areas and return back to its charging pad after completing surveillance.

Once an alarm has been triggered the drone will instantly leave its charging pad and fly to the destination where the alarm was activated, or any other predefined destination programmed for the specific alarm. The infrared (IR) camera will recognize any human movement night or day, and stream it directly to the smartphone that is connected to the drone when the app is open and the user is on that screen, recording all activity. On this drone and all drones from DJI, simultaneous action is not possible. The video must end before the phone can do other things. This is because if the video goes into the background, the video will stop and the drone will immediately return. All homes or businesses are great candidates for the drone alarm system as it is compatible with standard surveillance cameras and movement detectors. Each sensors GPS position has been registered in the drone with a smartphone, so it knows exactly where to go.

The solution is expected to come as a packaged solution that can be tailored to fit the requirements of an individual security installation company and will be sold to U.S. based companies that provide security solutions for private homes, gated communities and construction sites. The solution is designed to be flexible enough to integrate into all existing security solutions that a gated community or private home might already have, as well incorporate add-ons with extra features if needed. The targeted markets include the USA, Canada, Europe, South Africa and the Asia-Pacific region.

Our primary revenue model is expected to consist of selling home security systems directly to the clients (e.g. homes, business, or security resellers). We plan to focus on selling to resellers, as it enables the Company to reach the widest customer base for the lowest cost. Our secondary business model is expected to be leasing home security systems for a monthly flat fee and pre-selling discounted first-versions of the product. We plan to develop our own software and acquire the hardware needed from a third party in an attempt to lower expenses.

We have recently decided to pursue an agreement with a Chinese company to develop our drone hardware. We expect this agreement to be completed in the coming weeks. This will delay our final prototype, but we have completed the AI portion of the system. In addition, our new App is expected to be launched in June 2018.

The App is a key component of our security solution with our proprietary functionality built into the App controlled by a customer’s iPhone or iPad. The performance includes “Patrol” where a customer clicks the Patrol button on the App and the drone autonomously patrols the entire grid of the customer’s property using pre-designated GEO Fencing GPS weigh points that stream a real-time video feed back to the phone or tablet via the App.

Our new App will have a function called “Go Home” where at any time a customer can call the drone back to its home wireless charging base, normally located on the roof of the home or business. Additionally, we have a live weather function on the App and other abilities that are all part of the Drone Guarder App platform.

Security System Setup

The drone security system customer (hereafter known as the “Customer”) buys a security system either in parts or as a package. There are two apps within the system: a controller app for the Android used as a home base for IoT that can only receive alarms from IoT, send messages and control the drone, and a presenter app for Android and iOS that can receive messages from the controller app, see video from the drone (via the sky) and send controls to the drone via the controller app. The Customer then downloads the security system Android app (hereafter known as the Controller App) from the Google Play Store on to an Android phone that is part of the security system, i.e., it must not leave the WiFi network it is connected to. If this happens, the Controller App must present a message saying that it has lost access to the home security WiFi network. Then, the customer downloads the presenter app from either the Google Play Store (for Androids) or the Apple Store.

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The Customer is then able to perform the following actions:

1. The Customer is able to connect to the cloud service which is the backend of the Apps (we will need to confirm this with our web developer). Prior to the app download the Customer must have purchased a subscription from the website. In-App purchases are not available and must be done beforehand. The Apps must immediately offer a login window to the web service so that the Customer can be authorized.

2. The Customer is then able to connect to the home WiFi system. This is compulsory for the steps that follow.

3. The IoT device system is discoverable over WiFi (it usually broadcasts a second WiFi signal) and the user must connect the Controller App to the IoT system (similar to Chromecast) and then authorize themselves. This is part of the web service setup done separately and will use the same username and password used when purchasing the subscription. This connection window has options including error messages and contact options in case of errors.

4. Then the Apps must connect to the drone via its controller (only DJI Maveric Pro is supported). A connection window is then shown showing success or failure.

5. The Apps are finally ready for service.

6. The Apps will push notifications of ALIVE configurable as to the number of minutes to show that it is still connected to the drone and security system. Will push error notifications also.

7. The Customer will then select up to 5 phone numbers and 5 email addresses that they will receive alerts at (does not include livestream). The Apps may be programmed to choose the most common email addresses or phone numbers to send messages to them first. However, they do not have the capability to reply to messages or emails.

Sensor System Setup

The Customer starts up the Apps in Sensor Setup mode. This must be done at least once in order for the system to operate correctly. This can be removed from the other setup steps; however, if not done, the drone will not operate and all alerts from the sensors will be directly alerted to the Customer on the phone numbers and email addresses they have set up in their contact list.

The Customer shall then set up their Location settings to authorize the Apps to access the Location while active. Then they shall use this phone and take it to each sensor location and press a button to add that sensor location with a unique ID (indoors might be an issue so if there are no GPS coordinates, an error will be displayed when trying to add that location. Also if the GPS coordinate is identical to a previous sensor location, another error will be thrown).

Once all are added, the Customer shall be able to close the sensor setup and restart the Apps. Such a message must be displayed. The Customer shall then be able to see all sensors on a map and manually draw a path between them that is clear of obstacles. A third party Maps API will be used.

Patrol Mode

The Customer is able to set a patrol mode where the drone will patrol the home. This cannot be more frequent that once an hour since the battery takes time to charge for the drone. The Customer is able to see time remaining for drone charge and to cancel a patrol if needed. On patrol, the Customer is able to see images if he or she wants. By default this is turned OFF so that all the Customer gets is an “All is Well!” message or similar. The drone will patrol the home area and return if battery is low or it is called back or if the patrol is complete.

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Alert Mode

The Customer receives an alert notification that a sensor has been breached on the Android device connected to the home network. The Apps then will display a message on screen and in addition, it must send a message to all other devices registered with the Apps. It must receive messages from the drone and process the images and must format the images and send them to registered devices if configured to do so.

Research and Development Pipeline

Our research and development pipeline currently includes the development and testing of our drone product, website and software. We are approximately four weeks away from completing the first prototype of the drone.

Our Strategy

Our aim is to be the leading security and surveillance company focused on commercializing an innovative drone-enhanced home security system as a turnkey solution, generated from our research and development activities for developing a prototype of the drone and the software.

• Strategically collaborate.

We intend to seek to collaborate with security and surveillance providers/resellers for commercialization of our drone enhanced security systems to security and surveillance providers/resellers.

• Highly leverage external talent and resources.

We plan to maintain strong talent internally having expertise in our core areas of focus and as needed to execute efficiently on our development and business objectives. We operate by conducting in house development on critical elements in our drone software, while forming strategic alliances around novel technologies and outsourcing generic development activities to established contract organizations. We plan to continue to rely on the very extensive experience of our management team to execute on our objectives.

• Evaluate commercialization strategies in order to maximize the value of our products or future potential products.

As we progress our product through development toward commercialization, we plan to evaluate several options for the product’s commercialization strategy. These options include building our own internal sales force; entering into a joint marketing partnership with another security and surveillance company, whereby we jointly sell and market the product; and out-licensing our product, whereby another security and surveillance company sells and markets our product and pays us a royalty on sales. Our decision will be based on a number of factors including capital necessary to execute on each option, size of the market to be addressed and terms of potential offers from other security and surveillance companies. It is too early for us to know which of these options we will pursue for our products, assuming their successful development.

Patents and Intellectual Property Rights

We do not currently possess any patents of our own; however, we rely on the intellectual property rights of the existing technologies as well as our trade secrets in order to protect our proprietary drone enhanced security product assets and associated technologies.

Employees

As of the date of this Prospectus, we have 2 employees, our Chief Executive Officer and Chief Operating Officer. The programming team is currently being outsourced as it keeps operational cost to the bare minimum until the Company has raised the necessary funds to hire the remainder of our personnel.

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Description of Property

Currently, we do not own any real estate. Our principal executive offices are located at 86-90 Paul Street London, England EC2A 4NE. Our lease on this property is $12,000 per month. We believe that our properties are adequate for our current needs, but growth potential may require larger facilities due to anticipated addition of personnel. We do not have any policies regarding investments in real estate, securities or other forms of property.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Results of operations for the three and nine months ended October 31, 2017 and 2016

We have not earned any revenues since our inception on May 14, 2012. We do not expect to generate any revenue until we have successfully marketed and sold our drone security system.

We incurred operating expenses in the amount of $91,117 for the three months ended October 31, 2017, as compared with $4,258 for the same period ended 2016. Our operating expenses for the three months ended October 31, 2017 were mainly attributable to management compensation of $75,000 professional fees of $9,559 and general and administrative expenses of $5,476, whereas our operating expenses for the three months ended October 31, 2016 were mainly attributable to professional fees of $3,556 and general and administrative expenses of $650.

We incurred operating expenses in the amount of $175,391 for the nine months ended October 31, 2017, as compared with $21,887 for the same period ended 2016. Our operating expenses for the nine months ended October 31, 2017 were mainly attributable to management compensation of $101,900, professional fees of $52,420, and general and administrative expenses of $15,965, whereas our operating expenses for the nine months ended October 31, 2016 were mainly attributable to professional fees of $18,588 and general and administrative expenses of $3,143.

We expect our operating expenses to increase in future quarters, as we take more steps to advance our business plan.

We incurred other income of $102,751 and other expenses of $937 for the three months ended October 31, 2017 and 2016, respectively. We incurred other income of $95,925 and other expenses of $2,812 for the nine months ended October 31, 2017 and 2016, respectively.

Our positive other income for the three and nine months ended October 31, 2017 is the result of a change in derivative liabilities.

We incurred net income in the amount of $11,634 for the three months ended October 31, 2017, as compared with a net loss of $5,195 for the same period ended 2016. We incurred a net loss in the amount of $79,466 for the nine months ended October 31, 2017, as compared with a net loss of $24,699 for the same period ended 2016.

Results of Operations for the Years Ended January 31, 2017 and 2016

Revenues

We have not earned any revenues since our inception on May 14, 2012. We have been unable to raise capital to develop our technological solutions and we are currently looking for other business opportunities to generate revenues. We we can provide no assurance that we will generate revenues from our new drone surveillance business to sustain a viable business operation.

Expenses

We incurred operating expenses in the amount of $43,890 for the year ended January 31, 2017, as compared with $80,570 for the same period ended 2016. Our operating expenses for the year ended January 31, 2017 mainly consisted of professional fees of $32,594, consulting fees of $5,400 and general and administrative expenses of $5,668, as compared with rent of $58,500 and professional fees of $17,844 for the year ended January 31, 2016.

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We incurred interest expenses of $4,017 for the year ended January 31, 2017, as compared with interest expenses of $1,965 for the year ended January 31, 2016. Our interest expenses increased in 2017 was a result of taking on more debt.

We had an impairment of $10,000 related to intellectual property acquired from our majority shareholder for the year ended January 31, 2016. Aside from above, we had no other significant expenses in 2017.

Net Loss

We incurred a net loss in the amount of $47,907 for the year ended January 31, 2017, as compared with a net loss of $92,535 for the same period ended 2016. Our losses for each period are attributable to operating expenses together with a lack of any revenues.

Liquidity and Capital Resources

As of October 31, 2017, we had current assets of $117,787 and total assets of $146,999. Our total current liabilities as of October 31, 2017 were $329,284. As a result, we had a working capital deficit of $211,497 as of October 31, 2017.

Operating activities used $185,789 in cash for the nine months ended October 31, 2017, as compared with $5,976 for the nine months ended October 31, 2016. Our negative operating cash in 2017 flow was mainly the result of our net loss for the period a change in derivative liabilities. We primarily relied on cash from loans to fund our operations during the period ended October 31, 2017.

Investing activities used $29,150 in cash for the nine months ended October 31, 2017, as compared with $0 for the three months ended October 31, 2016. Our negative investing cash flow was related to software development of our drone technology.

Financing activities provided $330,000 in cash for the nine months ended October 31, 2017, as compared with $0 for the nine months ended October 31, 2016.

On September 18, 2017, we issued a promissory note payable in the amount of $15,000. The note bears interest at 10% per annum and is due on demand.

On October 17, 2017, we executed the following agreements with Chicago Venture Partners, L.P. (“Chicago Ventures”): (i) Securities Purchase Agreement; (ii) Convertible Promissory Note; (iii) Membership Interest Pledge Agreement; and Warrant to Purchase Shares of Common Stock (collectively the “Chicago Venture Agreements”). We entered into the Chicago Venture Agreements with the intent to acquire working capital to grow our business.

The total face amount under the Chicago Venture Agreements is $445,000. The Convertible Promissory Note carries an original issue discount of $40,000 and a transaction expense amount of $5,000, for total debt of $445,000 (the “Debt”). On October 18, 2017, we received the initial funding of $200,000. We agreed to reserve 18,000,000 of our shares of common stock for issuance upon conversion of the Debt, if that occurs in the future. If not converted sooner, the Debt is due in nine months of issuance. The Debt carries an interest rate of ten percent (10%). The Debt is convertible, at Chicago Venture’s option, into our common stock at $0.25 per share subject to adjustment as provided for in the Convertible Promissory Note.

Chicago Venture has agreed to pledge a 60% membership interest in Typenex Medical, LLC, an Illinois limited liability company, to secure the performance of its payment obligations under the Convertible Promissory Note.

We issued to Chicago Venture a five-year warrant (the “Warrant”) to purchase shares of our common stock equal to $222,500 divided by the Market Price (as defined in the Warrant).

Despite the short term loan, we have insufficient cash to operate our business at the current level for the next twelve months and insufficient cash to achieve our business goals. The success of our business plan beyond the next 12 months is contingent upon us obtaining additional financing. We intend to fund operations through debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements. We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

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Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate our continuation as a going concern. However, we have no revenues as of January 31, 2017. We currently have limited working capital, and have not completed our efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that we will be dependent, for the near future, on additional investment capital to fund operating expenses. We intend to position the company so that we may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that we will be successful in this or any of our endeavors or become financially viable and continue as a going concern.

Critical Accounting Policies

In December 2001, the SEC requested that all registrants list their most “critical accounting polices” in the Management Discussion and Analysis. The SEC indicated that a “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

Our critical accounting policies are set forth in Note 2 to the financial statements.

Recently Issued Accounting Pronouncements

We do not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

Off Balance Sheet Arrangements

As of January 31, 2017, there were no off balance sheet arrangements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than described below or the transactions described under the heading “Executive Compensation” (or with respect to which such information is omitted in accordance with SEC regulations), there have not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a participant in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years, and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

On December 6, 2016, Gimwork Project LP paid expenses of $1,963 on our behalf. The balance due to the shareholder was $2,208 and $245 as of January 31, 2017 and January 31, 2016, respectively.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted under the symbol “DRNG” on the OTCQB operated by OTC Markets Group, Inc.  Only a limited market exists for our securities. There is no assurance that a regular trading market will develop, or if developed, that it will be sustained. Therefore, a shareholder may be unable to resell his securities in our company.

The following tables set forth the range of high and low bid prices for our common stock for the each of the periods indicated as reported by the OTCQB. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Fiscal Year Ending January 31, 2016
Quarter Ended	High $	Low $
January 31, 2016	0.34	0.06
October 31, 2015	0.29	0.18
July 31, 2015	0.50	0.20
April 30, 2015	2.00	0.25

Fiscal Year Ending January 31, 2017
Quarter Ended	High $	Low $
January 31, 2017	0.055	0.031
October 31, 2016	0.0465	0.031
July 31, 2016	0.06	0.0465
April 30, 2016	0.0767	0.04

On March 14, 2018, the last reported sale price of our common stock as reported on the OTCQB was $0.06 per share.

Penny Stock

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.

32

Holders of Our Common Stock

As of the date of this Prospectus, we had 132,900,000 shares of our common stock issued and outstanding, held by thirty-five (35) shareholders of record, with others holding shares in street name.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.       we would not be able to pay our debts as they become due in the usual course of business, or;

2.       our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Recent Sales of Unregistered Securities

None.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any equity compensation plans.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our former or current executive officers for the fiscal years ended January 31, 2018 and 2017.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jorgen Frederiksen Former Chief Executive Officer, Chief Financial Officer and Director	2018 2017	n/a n/a	n/a 0	n/a 0	n/a 0	n/a 0	n/a 0	n/a 0	n/a 0
Adam Taylor Chief Executive Officer, Chief Financial Officer and Director	2018 2017	$50,000 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Johanne Ellis Chief Operating Officer	2018 2017	$36,000 n/a	n/a n/a	n/a n/a	n/a n/a	n/a n/a	n/a n/a	n/a n/a	n/a n/a

33

Narrative Disclosure to the Summary Compensation Table

Effective February 12, 2018, the Company entered into an employment agreement with Johanne Ellis. Under the agreement, the Company agreed to compensate Ms. Ellis $36,000 annually.

Effective May 3, 2017, the Company entered into an employment agreement with Adam Taylor. Under the agreement, the Company agreed to compensate Mr. Taylor $36,000 annually and provide him with 10 million shares of common stock, if the Company’s renews after the first year.

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of January 31, 2018.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Adam Taylor	-	-	-	-	-	-	-	-	-
Johanne Ellis	-	-	-	-	-	-	-	-	-

Director Compensation

We do not pay any compensation to our directors at this time. However, we reserve the right to compensate our directors in the future with cash, stock, options, or some combination of the above.

34

FINANCIAL STATEMENTS

Index to Financial Statements Required by Article 8 of Regulation S-X:

Unaudited Financial Statements:
F-1	Balance Sheets as of October 31, 2017 and January 31, 2017;
F-2	Statements of Operations for three and nine months ended October 31, 2017;
F-3	Statements of Cash Flows for nine months ended October 31, 2017 and 2016; and
F-5	Notes to Financial Statements.

Audited Financial Statements:
F-9	Report of Independent Registered Public Accounting Firm;
F-10	Balance Sheets as of January 31, 2017 and 2016;
F-11	Statements of Operations for the years ended January 31, 2017 and 2016;
F-12	Statement of Stockholders’ Equity as of January 31, 2017;
F-13	Statements of Cash Flows for the years ended January 31, 2017 and 2016; and
F-14	Notes to Financial Statements.

35

DRONE GUARDER, INC.

(FORMERLY VOPIA, INC.)

BALANCE SHEETS

	October 31, 2017 (unaudited)	January 31, 2017 (audited)
ASSETS
Current Assets
Cash and cash equivalents	$117,787	$2,726

Total Current Assets	117,787	2,726

Fixed Assets
Furniture and Equipment	1,050	1,050
Accumulated Depreciation	(988)	(832)
Total Fixed Assets	62	218

Investment in intellectual property	29,150	—

Total Assets	$146,999	$2,944

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Liabilities
Current Liabilities
Accrued expenses	$6,321	$16,875
Accrued interest	18,318	6,180
Convertible note payable, net of debt discount of $182,819	42,181	—
Promissory notes payable	192,500	62,500
Advances from related party	18,000	18,000
Due to shareholder	2,208	2,208
Derivative Liability	49,756

Total Liabilities	329,284	$105,763

Stockholders’ Equity (Deficiency)
Common stock, par value $0.001; 250,000,000 shares authorized, 132,900,000 (January 31, 2017 – 132,900,000) shares issued and outstanding	132,900	132,900
Additional paid in capital	73,123	73,123
Deficit accumulated	(388,308)	(308,842)
Total Stockholders’ Equity (Deficiency)	(182,285)	(102,819)

Total Liabilities and Stockholders’ Equity	$146,999	$2,944

The accompanying notes are an integral part of these condensed financial statements.

F-1

DRONE GUARDER, INC.

(FORMERLY VOPIA, INC.)

STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended October 31, 2017	Three Months Ended October 31, 2016	Nine Months Ended October 31, 2017	Nine Months Ended October 31, 2016

REVENUES	$—	$—	$—	$—

OPERATING EXPENSES
Depreciation Expense	52	52	156	156
General and administrative	5,476	650	15,965	3,143
Bank fees	330	—	1,050	—
Consulting fees	700	—	3,900	—
Management compensation	75,000	—	101,900	—
Professional fees	9,559	3,556	52,420	18,588

TOTAL OPERATING EXPENSES	91,117	4,258	175,391	21,887

LOSS FROM OPERATIONS	(91,117)	(4,258)	(175,391)	(21,887)

OTHER INCOME (EXPENSE)
Interest Expense	(5,312)	(937)	(12,138)	(2,812)
Amortization of debt discount	(10,754)	—	(10,754)	—
Change in derivative liability	118,757	—	118,817	—
TOTAL OTHER INCOME (EXPENSE)	102,751	(937)	95,925	(2,812)

PROVISION FOR INCOME TAXES	—	—	—	—

NET INCOME (LOSS)	$11,634	$(5,195)	$(79,466)	$(24,699)

NET LOSS PER SHARE: BASIC AND DILUTED	*	*	*	*

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED (as adjusted for 20-1 forward stocks split)	132,900,000	132,900,000	132,900,000	132,900,000

* Less than $0.00 per share

The accompanying notes are an integral part of these condensed financial statements.

F-2

DRONE GUARDER, INC.

(FORMERLY VOPIA, INC.)

STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended October 31, 2017	Nine Months Ended October 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(79,466)	$(24,699)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Depreciation Expense	156	156
Amortization of debt discount	10,754	—
Change in derivative liability	(118,817)	—
Changes in assets and liabilities:
Increase (decrease) in accrued expenses	(10,554)	15,755
Increase in accrued interest	12,138	2,812
Increase in accrued rent	—	—

CASH FLOWS USED IN OPERATING ACTIVITIES	(185,789)	(5,976)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in intellectual property	(29,150)	—
CASH FLOWS USED BY INVESTING ACTIVITIES	(29,150)	—

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from convertible note payable	200,000	—
Proceeds from promissory note payable	130,000	—
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	330,000	—

NET INCREASE (DECREASE) IN CASH	115,061	(5,976)
Cash, beginning of period	2,726	5,976
Cash, end of period	$117,787	$—

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$—	$—
Income taxes paid	$—	$—
NON-CASH TRANSACTIONS:
Forgiveness of loans from director	$—	$—
Issuance of shares for intellectual property	$—	$—

 The accompanying notes are an integral part of these condensed financial statements.

F-3

DRONE GUARDER, INC.

(FORMERLY VOPIA, INC.)

NOTES TO THE FINANCIAL STATEMENTS

OCTOBER 31, 2017

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Drone Guarder, Inc. (Formerly Vopia, Inc.) was incorporated as Blue Fashion Corp. under the laws of the State of Nevada on May 14, 2012.  The Company is an early stage security and surveillance company focusing on commercializing a drone enhanced home security system as a turnkey solution. On August 5, 2014, the Company changed its name to Vopia, Inc. On March 24, 2017, the Company changed its name to Drone Guarder, Inc.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited interim financial statements of Drone Guarder, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2017 filed with the SEC. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for the financial statements to be not misleading have been reflected herein.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted a January 31 fiscal year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $117,787 and $2,726 of cash as of October 31, 2017 and January 31, 2017, respectively.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

F-4

DRONE GUARDER, INC.

(FORMERLY VOPIA, INC.)

NOTES TO THE FINANCIAL STATEMENTS

OCTOBER 31, 2017

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of October 31, 2017.

Comprehensive Income

The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements

Drone Guarder, Inc. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 3 – INVESTMENT IN INTELLECTUAL PROPERTY

On July 4, 2014, the Company entered into a contribution agreement with Gimwork Project LP for the acquisition of assets and the assumption of liabilities associated with search technology software and online platforms. In consideration, the Company issued to Gimwork Project LP 100,000 shares of common stock with a deemed value of $10,000. During the year ended January 31, 2016, the Company has recorded an impairment of the investment in intellectual property in the amount of $10,000.

On February 24, 2017, the Company paid $20,000 as an initial payment toward software development related to the Drone Guarder technology . In addition, the Company has paid $ 9,150 in additional software development costs to October 31, 2017.

NOTE 4 – LOANS FROM DIRECTOR AND SHAREHOLDER

On May 11, 2012, a director loaned $381 to incorporate the Company.

On November 1, 2012, a director loaned the Company $192 to purchase a business license and file an initial list with Nevada Secretary of State.

On November 6, 2012, a director loaned $5,000 to the Company for business expenses.

On January 23, 2014, a director loaned $1,050 to purchase a Nikon D7000 digital SLR camera, and an 18-55mm AF-S DX VR Nikon Zoom Lens.

The above loans are unsecured, non-interest bearing and due on demand.

On July 4, 2014, the former officer and director agreed to forgive $6,623  in loans, which was recorded as an increase in additional paid in capital.

F-5

DRONE GUARDER, INC.

(FORMERLY VOPIA, INC.)

NOTES TO THE FINANCIAL STATEMENTS

OCTOBER 31, 2017

NOTE 4 – LOANS FROM DIRECTOR AND SHAREHOLDER (CONTINUED)

The balance due to the director was $0 and $0 as of October 31, 2017 and January 31, 2016, respectively.

On October 29, 2014, a shareholder paid expenses of $245 on behalf of the Company.

On December 6, 2016, a shareholder paid expenses of $1,963 on behalf of the Company.

The balance due to the shareholder was $2,208 and $2,208 as of October 31, 2017 and January 31, 2017, respectively.

NOTE 5 – ADVANCES FROM RELATED PARTY

On May 14, 2014 the Company received advances from a related party in the amount of $18,000. The advances are unsecured, non-interest bearing, with no specified terms of repayment.

On November 20, 2014 the Company issued a promissory note payable in the amount of $10,000. The note bears interest at 10% per annum and is due on demand. For the year ended January 31, 2015, this note was recorded in error as an advance from related party, when it should have been recorded as a note payable. This has been reclassified on the balance sheet as of October 31, 2017 and January 31, 2017.

The balance as of October 31, 2017 and January 31, 2017 of advances from related party was $18,000 and $18,000, respectively.

NOTE 6 – NOTES PAYABLE

On November 20, 2014 the Company issued a promissory note payable in the amount of $10,000. The note bears interest at 10% per annum and is due on demand. For the year ended January 31, 2015, this note was recorded in error as an advance from related party, when it should have been recorded as a note payable. This has been reclassified on the balance sheet as of January 31, 2017.

On June 24, 2015 the Company issued a promissory note payable in the amount of $12,500. The note bears interest at 10% per annum and is due on demand.

On December 10, 2015 the Company issued a promissory note payable in the amount of $15,000. The note bears interest at 10% per annum and is due on demand.

On December 23, 2016 the Company issued a promissory note payable in the amount of $25,000. The note bears interest at 10% per annum and is due on demand.

On February 6, 2017 the Company issued a promissory note payable in the amount of $55,000. The note bears interest at 10% per annum and is due on demand.

On April 19, 2017 the Company issued a promissory note payable in the amount of $20,000. The note bears interest at 10% per annum and is due on demand.

On May 24, 2017 the Company issued a promissory note payable in the amount of $20,000. The note bears interest at 10% per annum and is due on demand.

On July 5, 2017 the Company issued a promissory note payable in the amount of $20,000. The note bears interest at 10% per annum and is due on demand.

F-6

DRONE GUARDER, INC.

(FORMERLY VOPIA, INC.)

NOTES TO THE FINANCIAL STATEMENTS

OCTOBER 31, 2017

NOTE 6 – NOTES PAYABLE (CONTINUED)

On September 18, 2017 the Company issued a promissory note payable in the amount of $15,000. The note bears interest at 10% per annum and is due on demand.

The balance as of October 31, 2017 and January 31, 2017 of notes payable $192,500 and $62,500, respectively.

NOTE 7 – CONVERTIBLE NOTES PAYABLE

On October 17, 2017, the Company entered into a financing arrangement in the principal amount of $445,000 consisting of a convertible promissory note and warrants to purchase common shares of the company. As of October 31, 2017, the company has borrowed $225,000 of the available balance of $ 445,000. The outstanding principal of the Note bears interest at the rate of 10% per annum and is due July 17, 2018. An original debt discount in the amount of $ 25,000 on the issuance of the note and will be amortized over the life of the note .

The Note is convertible at the option of the holder into common stock of the Company at a conversion price of $0.25 per share.  In addition, the holder of the note received warrants to purchase shares of the Company’s common stock equal to $225,000 divided by the market value of the shares on the date the financing arrangement was entered into. Upon issue, the Company recorded derivative liabilities for the conversion feature of the convertible notes and warrants, based up on the Binomial Fair Value Model and using the following assumptions: an exercise price of $0.25, our stock price on the date of grant $.12 expected dividend yield of 0%, expected volatility of 251.50, risk free interest rate of 1.25% for notes payable and 1.97% for warrants and an expected term of 0.75 years for notes payable and 5 years for warrants. .. Upon initial valuation, the derivative liability of $168,573 was recorded as a debt discount which is being amortized over the life of the note payable.

During the period ended October 31, 2017, $10,754 of the debt discount was amortized

The derivative liabilities are valued on the date of issuance of the convertible note payable and revalued at each reporting period On October 31, 2017, the Company recorded derivative liabilities for the conversion feature of the convertible notes and warrants, based up on the Binomial Fair Value Model and using the following assumptions: an exercise price of $0.25, our stock price on the date of grant $.043 expected dividend yield of 0%, expected volatility of 251.50, risk free interest rate of 1.28% for notes payable and 2.01% for warrants and an expected term of 0.75 years for notes payable and 5 years for warrants. Upon this revaluation, a derivative liability of $49,756 was recorded resulting in a change in derivative liability of $118,817 which has been recorded on the income statement of the Company for the nine months ended October 31, 2017.

NOTE  8 – COMMON STOCK

The Company has 250,000,000, $0.001 par value shares of common stock authorized.

Effective September 9, 2014 the Company’s board of directors and majority of its shareholders approved a 20 for 1 forward split of the Company’s common stock.

On January 2, 2013, the Company issued 100,000,000 shares of common stock for cash proceeds of $5,000 at $0.001 per share.

On October 25, 2013, the Company issued 30,900,000 shares of common stock for cash proceeds of $15,450 at $0.01 per share.

On July 4, 2014, the Company issued 2,000,000 shares of common stock with a deemed value of $10,000 for intellectual property.

On August 5, 2014, the Company amended its Articles of Incorporation to increase its authorized share capital to 250,000,000, $0.001 par value shares of common stock.

There were 132,900,000 shares of common stock issued and outstanding as of October 31, 2017.

F-7

DRONE GUARDER, INC.

(FORMERLY VOPIA, INC.)

NOTES TO THE FINANCIAL STATEMENTS

OCTOBER 31, 2017

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Gimwork Project LP agreed to provide office space without charge until 2015. The Company was required to pay the monthly rent of $4,500 starting in 2015. Rent expense of $58,500 was recorded as of January 31, 2016. The related party has agreed to waive accrued rent of $ 58,500 as of January 31, 2016. The forgiveness of rent was recorded as an increase in additional paid in capital. As of February 1, 2016, no additional rent expense has been charged to the company.

Effective May 3, 2017, the Company entered into an employment agreement with its new chief executive officer. Under the agreement, the Company agreed to compensate the officer $36,000 annually and to provide him with 10 million shares of common stock, if the agreement is renewed after the first year.

NOTE 10 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company had no revenues as of October 31, 2017. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 11 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to October 31, 2017 through the date these financial statements were issued and has determined that, aside from that set forth below, it does not have any material subsequent events to disclose in these financial statements.

F-8

NC Office

19720 Jetton Road, 3rd Floor

Cornelius, NC 28031

Tel: 704-897-8336

Fax: 704-919-5089

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Drone Guarder, Inc. (Formerly Vopia, Inc.)

We have audited the accompanying balance sheets of Drone Guarder, Inc. (“the Company”) as of January 31, 2017 and 2016 the related statement of operations, stockholders’ deficit, and cash flow for the years ended January 31, 2017 and 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of January 31, 2017 and 2016, and the results of its operations, changes in stockholders’ deficit and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has suffered recurring operating losses, has an accumulated stockholders’ deficit, has negative working capital, has had no revenues from operations, and has yet to generate an internal cash flow that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ L&L CPAS, PA

L&L CPAS, PA

Certified Public Accountants

Cornelius, NC

The United States of America

April 21, 2017

www.llcpas.net

F-9

 DRONE GUARDER, INC.

(FORMERLY VOPIA, INC.)

BALANCE SHEETS

 (Audited)

	January 31, 2017	January 31, 2016
ASSETS
Current Assets
Cash and cash equivalents	2,726	5,976

Total Current Assets	2,726	5,976

Fixed Assets
Furniture and Equipment	1,050	1,050
Accumulated Depreciation	(832)	(624)
Total Fixed Assets	218	426

Total Assets	2,944	$6,402

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
Liabilities
Current Liabilities
Accrued expenses	$16,875	$3,406
Accrued interest	6,180	2,163
Promissory notes payable	62,500	37,500
Advances from related party	18,000	18,000
Due to shareholder	2,208	245

Total Liabilities	$105,763	61,314

Stockholders’ (Deficiency)
Common stock, par value $0.001; 250,000,000 shares authorized, 132,900,000- January 31, 2017 and 132,900,000- January 31, 2016 shares issued and outstanding	132,900	132,900
Additional paid in capital	73,123	73,123
Deficit accumulated	(308,842)	(260,935)
Total Stockholders’ (Deficiency)	(102,819)	(54,912)

Total Liabilities and Stockholders’(Deficiency)	$2,944	$6,402

 See accompanying notes to financial statements.

F-10

DRONE GUARDER, INC.

(FORMERLY VOPIA, INC.)

STATEMENTS OF OPERATIONS

 (Audited)

	Year Ended January 31, 2017	Year Ended January 31, 2016
REVENUES	$-	$-

OPERATING EXPENSES
Depreciation Expense	208	208
General and administrative	5,668	3,948
Bank fees	20	70
Rent	—	58,500
Consulting fees	5,400	—
Professional fees	32,594	17,844

TOTAL OPERATING EXPENSES	43,890	80,570

LOSS FROM OPERATIONS	(43,890)	(80,570)

OTHER INCOME (EXPENSE)
Interest Expense	(4,017)	(1,965)
Impairment	—	(10,000)
TOTAL OTHER INCOME (EXPENSE)	(4,017)	(11,965)

PROVISION FOR INCOME TAXES	—	—

NET LOSS	$(47,907)	$(92,535)

NET LOSS PER SHARE: BASIC AND DILUTED	*	*

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED (as adjusted for 20-1 forward stocks split)	132,900,000	132,900,000

* Less than $0.00 per share

See Accompanying Notes to Financial Statements.

F-11

DRONE GUARDER, INC.

(FORMERLY VOPIA, INC.)

STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED

 (Audited)

	Common Stock
	Shares	Amount	Additional Paid-In Capital	Deficit Accumulated During the Development Stage	Total Stockholders’ (Deficiency)
Balance as of January 31, 2015	132,900,000	$132,900	$14,623	$(168,400)	$(20,877)

Office space rent provided by related party			58,500		58,500

Net loss for the period ended January 31, 2016				(92,535)	(92,535)

Balance as of January 31, 2016	132,900,000	132,900	73,123	(260,935)	(54,912)

Net loss for the period ended January 31, 2017	—	—	—	(47,907)	(47,907)

Balance as of January 31, 2017	132,900,000	132,900	73,123	(308,842)	(102,819)

See Accompanying Notes to Financial Statements.

F-12

DRONE GUARDER, INC.

(FORMERLY VOPIA, INC.)

STATEMENTS OF CASH FLOWS

(Audited)

	Year Ended January 31, 2017	Year Ended January 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(47,907)	$(92,535)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Depreciation Expense	208	208
Impairment	—	10,000
Changes in assets and liabilities:
Increase (decrease) in accrued expenses	13,469	(3,325)
Increase in accrued interest	4,017	1,966
Increase in accrued rent	—	58,500
CASH FLOWS USED IN OPERATING ACTIVITIES	(30,213)	(25,186)

CASH FLOWS FROM INVESTING ACTIVITIES
Furniture and Equipment	—	—
CASH FLOWS PROVIDED BY INVESTING ACTIVITIES	—	—

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from related party	—	—
Due to shareholder	1,963	—
Proceeds from promissory note payable	25,000	27,500
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	26,963	27,500

NET INCREASE (DECREASE) IN CASH	(3,250)	2,314
Cash, beginning of period	5,976	3,662
Cash, end of period	$2,726	$5,976

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$—	$—
Income taxes paid	$—	$—
NON-CASH TRANSACTIONS:
Forgiveness of loans from director	$—	$0
Issuance of shares for intellectual property	$—	$0

See Accompanying Notes to Financial Statements.

F-13

DRONE GUARDER, INC.

(FORMERLY VOPIA, INC.)

NOTES TO THE FINANCIAL STATEMENTS

JANUARY 31, 2017

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Drone Guarder, Inc. (Formerly Vopia, Inc.) was incorporated as Blue Fashion Corp. under the laws of the State of Nevada on May 14, 2012.  The Company is an early stage security and surveillance company focusing on commercializing a drone enhanced home security system as a turnkey solution. On August 5, 2014 the Company changed its name to Vopia, Inc. On March 24, 2017 the Company changed its name to Drone Guarder, Inc.

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted a January 31 fiscal year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $2,726 and $5,976 of cash as of January 31, 2017 and January 31, 2016, respectively.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

F-14

DRONE GUARDER, INC.

(FORMERLY VOPIA, INC.)

NOTES TO THE FINANCIAL STATEMENTS

JANUARY 31, 2017

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of January 31, 2017.

Comprehensive Income

The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements

Drone Guarder, Inc. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 3 – INVESTMENT IN INTELLECTUAL PROPERTY

On July 4, 2014, the Company entered into a contribution agreement with Gimwork Project LP for the acquisition of assets and the assumption of liabilities associated with search technology software and online platforms. In consideration, the Company issued to Gimwork Project LP 100,000 shares of common stock with a deemed value of $10,000. During the year ended January 31, 2016, the Company has recorded an impairment of the investment in intellectual property in the amount of $10,000.

NOTE 4 – LOANS FROM DIRECTOR AND SHAREHOLDER

On May 11, 2012, a director loaned $381 to incorporate the Company.

On November 1, 2012, a director loaned the Company $167 to purchase a business license and file an initial list with Nevada Secretary of State.

On November 6, 2012, a director loaned $5,000 to the Company for business expenses.

On January 23, 2014, a director loaned $1,050 to purchase a Nikon D7000 digital SLR camera, and an 18-55mm AF-S DX VR Nikon Zoom Lens.

The above loans are unsecured, non-interest bearing and due on demand.

On July 4, 2014, the former officer and director agreed to forgive $6,623 in loans, which was recorded as an increase in additional paid in capital.

F-15

DRONE GUARDER, INC.

(FORMERLY VOPIA, INC.)

NOTES TO THE FINANCIAL STATEMENTS

JANUARY 31, 2017

NOTE 4 – LOANS FROM DIRECTOR AND SHAREHOLDER (CONTINUED)

The balance due to the director was $0 and $0 as of January 31, 2017 and January 31, 2016, respectively.

On October 29, 2014, a shareholder paid expenses of $245 on behalf of the Company.

On December 6, 2016, a shareholder paid expenses of $1,963 on behalf of the Company.

The balance due to the shareholder was $2,208 and $245 as of January 31, 2017 and January 31, 2016, respectively.

NOTE 5 – ADVANCES FROM RELATED PARTY

On May 14, 2014 the Company received advances from a related party in the amount of $18,000. The advances are unsecured, non-interest bearing, with no specified terms of repayment.

On November 20, 2014 the Company issued a promissory note payable in the amount of $10,000. The note bears interest at 10% per annum and is due on demand. For the year ended January 31, 2015, this note was recorded in error as an advance from related party, when it should have been recorded as a note payable. This has been reclassified on the balance sheet as of January 31, 2017 and January 31, 2016.

The balance as of January 31, 2017 and January 31, 2016 of advances from related party was $18,000 and $18,000, respectively.

NOTE 6 – NOTES PAYABLE

On November 20, 2014 the Company issued a promissory note payable in the amount of $10,000. The note bears interest at 10% per annum and is due on demand. For the year ended January 31, 2015, this note was recorded in error as an advance from related party, when it should have been recorded as a note payable. This has been reclassified on the balance sheet as of January 31, 2016.

On June 24, 2015 the Company issued a promissory note payable in the amount of $12,500. The note bears interest at 10% per annum and is due on demand.

On December 10, 2015 the Company issued a promissory note payable in the amount of $15,000. The note bears interest at 10% per annum and is due on demand.

On December 23, 2016 the Company issued a promissory note payable in the amount of $25,000. The note bears interest at 10% per annum and is due on demand.

The balance as of January 31, 2017 and January 31, 2016 of notes payable $62,500 and $37,500, respectively. The total accrued interest as of January 31, 2017 and 2016 was $6,180 and $2,163 respectively.

F-16

DRONE GUARDER, INC.

(FORMERLY VOPIA, INC.)

NOTES TO THE FINANCIAL STATEMENTS

JANUARY 31, 2017

NOTE 7 – COMMON STOCK

The Company has 250,000,000, $0.001 par value shares of common stock authorized.

Effective September 9, 2014 the Company’s board of directors and majority of its shareholders approved a 20 for 1 forward split of the Company’s common stock.

On January 2, 2013, the Company issued 100,000,000 shares of common stock for cash proceeds of $5,000 at $0.001 per share.

On October 25, 2013, the Company issued 30,900,000 shares of common stock for cash proceeds of $15,450 at $0.01 per share.

On July 4, 2014, the Company issued 2,000,000 shares of common stock with a deemed value of $10,000 for intellectual property.

On August 5, 2014, the Company amended its Articles of Incorporation to increase its authorized share capital to 250,000,000, $0.001 par value shares of common stock.

There were 132,900,000 shares of common stock issued and outstanding as of January 31, 2017.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Gimwork Project LP has agreed to provide office space without charge until 2015. The Company is required to pay the monthly rent of $4,500 starting in 2015. Rent expense of $58,500 has been recorded as of January 31, 2016. The related party has agreed to waive accrued rent of $ 58,500 as of January 31, 2016. The forgiveness of rent has been recorded has an increase in additional paid in capital. As of February 1, 2016, no additional rent expense has been charged to the company.

NOTE 9 – INCOME TAXES

As of January 31, 2017, the Company had net operating loss carry forwards of approximately $197,792 that may be available to reduce future years’ taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

	January 31, 2017	January 31, 2016
Federal income tax benefit attributable to:
Current Operations	$16,290	$31,462
Less: valuation allowance	(16,290)	(31,462)
Net provision for Federal income taxes	$—	$—

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

	January 31, 2017	January 31, 2016
Deferred tax asset attributable to:
Net operating loss carryover	$67,250	$50,962
Less: valuation allowance	(67,250)	(50,962)
Net deferred tax asset	$—	$—

F-17

DRONE GUARDER, INC.

(FORMERLY VOPIA, INC.)

NOTES TO THE FINANCIAL STATEMENTS

JANUARY 31, 2017

NOTE 9 – INCOME TAXES (CONTINUED)

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $194,323 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 10 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company had no revenues as of January 31, 2017. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 11 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to January 31, 2017 through the date these financial statements were issued and has determined that, aside from that set forth below, it does not have any material subsequent events to disclose in these financial statements/

On February 5, 2017, the Company borrowed $55,000 under a promissory note. The note is due on demand has annual interest at 10%. This money is earmarked for the Company’s working capital needs.

On March 24, 2017, the Company received a market effective date from FINRA for its name change from Vopia, Inc. to Drone Guarder, Inc. In connection with the name change, the Company has the following new CUSIP number: 26211L 103 and the Company received a new symbol that better reflects its new name: DRNG.

On April 7, 2017, the Company decided on a new business plan in security surveillance.

F-18

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

AVAILABLE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC. These filings contain important information which does not appear in this prospectus. You may read and copy, at prescribed rates, any documents we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We also file these documents with the SEC electronically. You can access the electronic versions of these filings on the SEC’s website found at http://www.sec.gov.

We have filed with the Securities and Exchange Commission (“SEC”) a registration statement for the securities on Form S-1 under the Securities Act. This prospectus, which forms part of the registration statement, does not contain all the information contained in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are part of the registration statement.

You may inspect and copy the registration statement at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 upon payment of certain prescribed fees. You may obtain information on the operation of the SEC’s public reference facilities by calling the SEC at 1-800-SEC-0330. You may also access the registration statement electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system at the SEC’s website located at http://www.sec.gov.

Until _______________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

36

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

SEC Registration Fees	$661.40
Accounting Fees and Expenses*	5,000
Legal Fees and Expenses*	5,000
Miscellaneous*	5,000

Total	$15, 661.40

* Estimates

We will bear our fees and expenses incurred in connection with the registration of shares of common stock in connection with this offering. The Selling Shareholders will bear all selling and other expenses that they incur in connection with their sale of shares of common stock pursuant to the prospectus which is part of this registration statement.

Item 14.	Indemnification of Directors and Officers.

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

37

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 15.	Recent Sales of Unregistered Securities.

None.

Item 16.	Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation(1)
3.2	Bylaws
3.3	Certificate of Change(3)
3.4	Certificate of Amendment (4)
4.1	8% Convertible Promissory Note(7)
4.2	Convertible Promissory Note(8)
10.1	Contribution Agreement(2)
10.2	Loan Forgiveness and General Release Agreement(2)
10.3	Executive Employment Agreement(5)
10.4	Securities Purchase Agreement(6)
10.5	Securities Purchase Agreement(7)
10.6	Registration Rights Agreement(7)
10.7	Securities Purchase Agreement(8)
10.8	Executive Employment Agreement(9)
23.1	Auditor consent**

**provided herewith

(1) Incorporated by reference to the Registration Statement on Form S-1 filed on April 25, 2013

(2) Incorporated by reference to the Form 8-K filed on July 11, 2014

(3) Incorporated by reference to the Form 8-K filed on September 9, 2014

(4) Incorporated by reference to the Form 8-K filed on August 29, 2014

(5) Incorporated by reference to the Form 8-K filed on May 3, 2017

(6) Incorporated by reference to the Form 8-K filed on October 30, 2017

(7) Incorporated by reference to the Form 8-K filed on February 12, 2018

(8) Incorporated by reference to the Form 8-K filed on February 14, 2018

(9) Incorporated by reference to the Form 8-K filed on February 14, 2018

38

Item 17.	Undertakings.

The registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit of proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

39

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of London, United Kingdom on March 23, 2018.

Drone Guarder, Inc.

By:	/s/ Adam Taylor
Adam Taylor Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director

Drone Guarder, Inc.

By:	/s/ Johanne Ellis
Johanne Ellis Chief Operating Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

By:	/s/ Adam Taylor
Adam Taylor Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director
March 23, 2018

40